                                                                    EXHIBIT 99.1

                                [HP LETTERHEAD]


Editorial Contacts:      HP REPORTS FIRST QUARTER RESULTS           PR021501GP15
Dave Berman, HP
+1 650 857 7277
dave_berman@hp.com

Suzette Stephens, HP
+1 650 236 5127
suzette_stephens@hp.com
-----------------------


PALO ALTO, Calif., Feb. 15, 2001 -- Hewlett-Packard Company (NYSE: HWP) today reported financial results for its first fiscal quarter ended Jan. 31, 2001.

The company reported first quarter revenue of $11.9 billion, compared to $11.7 billion in last year's first quarter, an increase of 2% as reported and 7% before the effects of foreign currency.

Pro forma earnings per share (EPS) on a diluted basis, excluding certain items, was 37 cents, compared to pro forma EPS of 40 cents in the prior-year period.

Items excluded from pro forma earnings were:

- $365 million, or 15 cents per share after tax, charge stemming from impairment of investments in emerging market companies. This action was taken after careful consideration of the multi-year impact of current and expected market conditions on HP's entire investment portfolio;
- A $102 million, or 3 cents per share after tax, charge associated with the previously announced the elimination of approximately 1,700 marketing positions;
- $44 million, or 2 cents per share, of in-process R&D costs associated with the Bluestone Software acquisition, costs related to the proposed acquisition of PricewaterhouseCoopers management consultancy, and other acquisition-related charges;
- $26 million, or 1 cent per share, of amortization of goodwill and other intangibles.

Actual EPS on a diluted basis before a 1 cent extraordinary gain on extinguished debt was 16 cents per share on approximately 2 billion shares of common stock and equivalents outstanding. Diluted EPS for the same period last year was 38 cents.

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February 15, 2001
Page 2

"Clearly, this was a tough quarter and our results reflect that. Continued deterioration in the U.S. economy, and related weakness in consumer and business IT spending, contributed to a sales slowdown in North America with revenues declining by 6% year over year. More specifically, difficult U.S. market conditions impacted our consumer and commercial desktop PC business and our printer hardware businesses," said Carly Fiorina, chairman, president and chief executive officer.

"Revenues in all other regions grew 8%, 17% before currency effects. Europe posted growth of 7% as reported, 20% before currency effects; Asia Pacific grew 10% as reported, 12% before currency effects; and Latin America increased by 14% as reported.

"From an execution point of view, our performance in the commercial channel was disappointing. Performance issues were related to insufficient demand generation funds and account conflicts, which we are addressing. This had a material impact on the results for our PC server and UNIX server businesses," said Fiorina.

"On a positive note, we effectively managed expense growth to just 4% for the quarter. Our channel inventories are in good condition. Our balance sheet remains strong. Our printing and imaging business remains very strong despite U.S. hardware declines. We're holding or gaining share in this business and supplies growth was 16% with digital imaging up 21%. We also saw significant progress in a number of our always on infrastructure businesses. Large corporate accounts grew 26%, software grew 21%, enterprise storage was up 20%, and IT consulting grew 56% year over year. And our consumer business as a whole maintained or grew share in this challenging economic environment.

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February 15, 2001
Page 3

"Given ongoing economic uncertainty in the U.S., and the potential that this uncertainty may spread to other regions, especially those dependent on exports to the U.S., we are maintaining our revenue guidance for the second fiscal quarter in the low-to-mid single digits. We could see revenue growth improvement in the second half if the U.S. economy improves as some economists expect and current foreign exchange rates hold. However, visibility remains extremely limited and we are not counting on a return to double-digit revenue growth this year. Despite short-term challenges, we believe the markets we participate in offer strong growth opportunity going forward and we remain confident in our strategy."

BUSINESS SEGMENT RESULTS

IMAGING AND PRINTING SYSTEMS

The imaging and printing systems segment includes laser and InkJet printers, imaging devices and associated supplies. Revenues overall for the segment were essentially flat year over year (up 4% in local currency). Revenues in North America were down 4%, while international revenues were up 5%. While revenue growth slowed, HP continued to hold or gain share and supplies growth continued to be strong. HP saw continued strong sales in the market overall for color LaserJets, supplies, scanners, all-in-one (AIO) products, and consumer imaging devices.

Imaging revenues grew 21% over the year-ago period, with AIOs up 26% and scanners up 8%. Supplies revenues grew 16%, resulting from an expanding installed base and an increase in sales of color LaserJet supplies.

Operating margin was 12.8%, compared to 13.6% for the same period last year and 12.6% for last quarter.

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February 15, 2001
Page 4

COMPUTING SYSTEMS

The computing systems segment includes a broad range of Internet infrastructure systems and solutions for businesses and professionals, including workstations, desktops, notebooks, mobile devices, UNIX(R) and PC servers, storage and software solutions. Overall revenues for the segment rose 2% year over year (8% in local currency).

UNIX server revenues rose 6% year over year, with strong growth in enterprise accounts offset by declines in channel-driven revenue. Volume shipments of Superdome, HP's high-end UNIX system, commenced on schedule in January. The sales funnel is strong, although the sales cycle is longer than expected.
PC server and commercial desktop PC revenues were both down 11%. Home PC revenues were flat, notebooks were up 54% and technical workstations were up 6% for the quarter.

Enterprise storage revenues were up 20%, with continued strength from HP's core HP Surestore Disk Array XP512 storage offering as well as leading-edge storage area network solutions. The overall XP storage business grew 50% this quarter. Software revenues were up 21%, with HP OpenView service management software revenues up 38%.

Operating margin in this business was a negative 0.4%, compared to 3.9% for the same period last year and 4.0% client for the last quarter. This was due primarily to losses in the PC server and PC client businesses.

IT SERVICES

The IT services segment includes mission-critical, outsourcing, consulting and customer financing services. Revenues overall for the segment grew 13% year over year (21% in local currency). HP's consulting business achieved 56% revenue growth, with professional utilization at all-time highs and significant backlog as HP customers increased their demand for integrated solutions. Outsourcing revenues were up 12% worldwide, while support grew at 5%.

Operating margin was 5.3%, compared to 7.5% for the same period last year and 4.5% for the last quarter.

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February 15, 2001
Page 5

COSTS AND EXPENSES

Cost of goods sold this quarter was 72.8% of net revenue, up from 71.5% in the year-ago period. Operating expenses grew 4% on a pro forma basis, and were 20.4% of net revenue. This compares to 20.0% on a pro forma basis for the same period last year.

HP expects its pro forma tax rate for FY2001 to be approximately 22%.

ASSET MANAGEMENT

Return on assets on a pro forma basis for the quarter was 10.7%, compared to 10.6% for the same period last year. Inventory was 12.4% of revenue compared to 11.6% in last year's first fiscal quarter. Trade receivables were 12.2% of revenue compared to 12.4% in the prior-year period. Net property, plant and equipment was 9.3% of revenue compared to 9.9% in the year-ago quarter.

ABOUT HP

Hewlett-Packard Company -- a leading global provider of computing and imaging solutions and services -- is focused on making technology and its benefits accessible to individuals and businesses through simple appliances, useful e-services and an Internet infrastructure that's always on.

HP had total revenue from continuing operations of $48.8 billion in its 2000 fiscal year. Information about HP and its products can be found on the World Wide Web at http://www.hp.com.

                                       ###

UNIX is a registered trademark of the Open Group.

This news release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements


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February 15, 2001
Page 6

regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31, 2000, and subsequently filed reports. HP assumes no obligation to update these forward-looking statements.

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February 15, 2001
Page 7


                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                                   (Unaudited)
                     (In millions except per share amounts)

                                                    Three months ended       Percent
                                                        January 31           increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue                                       $ 11,948     $ 11,673          2

Costs and expenses:
  Cost of products sold and services                 8,703        8,349
  Research and development                             673          607
  Selling, general and administrative                1,935        1,765
                                                   -------      -------
      Total costs and expenses                      11,311       10,721          6
                                                   -------      -------

Earnings from operations                               637          952        (33)

Interest income and other, net                         212          163
Interest expense                                        89           56
Impairment losses on investments                       365            -
                                                   -------      -------

Earnings before extraordinary item and taxes           395        1,059        (63)

Provision for taxes                                     90          265
                                                   -------      -------

Net earnings before extraordinary item                 305          794        (62)

Extraordinary item - gain on extinguishment
  of debt, net of taxes                                 23            -
                                                   -------      -------

Net earnings                                       $   328      $   794        (59)
                                                   =======      =======

Basic net earnings per share(A)
  Net earnings before extraordinary item           $  0.16      $  0.40
  Extraordinary item - gain on extinguishment
    of debt, net of taxes                             0.01            -
                                                   -------      -------
  Net earnings                                     $  0.17      $  0.40
                                                   =======      =======


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February 15, 2001
Page 8


                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
           CONSOLIDATED CONDENSED STATEMENT OF EARNINGS (CONTINUED)
                                   (Unaudited)
                     (In millions except per share amounts)

                                                    Three months ended       Percent
                                                        January 31           increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Diluted net earnings per share(A)
  Net earnings before extraordinary item           $  0.16      $  0.38
  Extraordinary item - gain on extinguishment
    of debt, net of taxes                             0.01            -
                                                   -------      -------
  Net earnings                                     $  0.17      $  0.38
                                                   =======      =======

Cash dividends declared per share(A)               $  0.16      $  0.16

Average number of shares and share equivalents(A)
  Basic                                              1,930        1,997
  Diluted                                            1,996        2,086

(A) The calculation of diluted earnings per share includes the effect of common-stock equivalents, such as stock options, while the calculation of basic earnings per share does not. All share and per-share amounts reflect the two-for-one stock split effective October 27, 2000.


                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                      Excluding adjustments itemized below
                                   (Unaudited)
                     (In millions except per share amounts)


                                                    Three months ended       Percent
                                                        January 31           increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue                                       $ 11,948     $ 11,673            2

Costs and expenses:
  Cost of products sold and services                 8,703        8,349
  Research and development                             654          607
  Selling, general and administrative                1,782        1,726
                                                   -------      -------
      Total costs and expenses                      11,139       10,682            4
                                                   -------      -------

Earnings from operations                               809          991          (18)

Interest income and other, net                         212          163
Interest expense                                        89           56
                                                   -------      -------

Earnings before extraordinary item and taxes           932        1,098          (15)

Provision for taxes                                    205          273
                                                   -------      -------

Net earnings before extraordinary item             $   727      $   825          (12)
                                                   =======      =======

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February 15, 2001
Page 9


                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS (CONTINUED)
                      Excluding adjustments itemized below
                                   (Unaudited)
                     (In millions except per share amounts)


                                                    Three months ended       Percent
                                                        January 31           increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net earnings per share before extraordinary item
  Basic                                            $  0.38      $  0.41
  Diluted                                             0.37         0.40

Average number of shares and share equivalents
  Basic                                              1,930        1,997
  Diluted                                            1,996        2,086


The pro forma amounts above have been adjusted to exclude the following items:

Operating expenses:
  Marketing realignment                             $  102       $    -
  Acquisition-related charges                           44            -
  Goodwill amortization                                 26           18
  Costs related to Agilent spin-off                      -           21
                                                    ------       ------
    Total adjustments to operating expenses            172           39

Other income, net:
  Impairment losses on investments                     365            -

  Income tax effect                                   (115)          (8)
                                                    ------       ------

Total pro forma adjustments                        $   422       $   31
                                                   =======       ======



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February 15, 2001
Page 10


                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                  ADJUSTED CONSOLIDATED CONDENSED BALANCE SHEET
                                  (In millions)

                                                January 31    October 31
                                                   2001          2000
                                               ------------  -----------
                                               (unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                       $  2,297     $  3,415
  Short-term investments                               555          592
  Accounts receivable, net                           6,001        6,394
  Financing receivables, net                         2,192        2,174
  Inventory                                          6,095        5,699
  Other current assets                               5,499        4,970
                                                  --------     --------

    Total current assets                            22,639       23,244
                                                  --------     --------

Property, plant and equipment, net                   4,563        4,500

Long-term investments and other assets               6,177        6,265
                                                  --------     --------

Total assets                                      $ 33,379     $ 34,009
                                                  ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and short-term borrowings         $  2,321     $  1,555
  Accounts payable                                   4,094        5,049
  Employee compensation and benefits                 1,438        1,584
  Taxes on earnings                                  1,762        2,046
  Deferred revenues                                  1,902        1,759
  Other accrued liabilities                          3,708        3,204
                                                  --------     --------

    Total current liabilities                       15,225       15,197
                                                  --------     --------

Long-term debt                                       3,037        3,402

Other liabilities                                      981        1,201

Stockholders' equity                                14,136       14,209
                                                  --------     --------

Total liabilities and stockholders' equity        $ 33,379     $ 34,009
                                                  ========     ========



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February 15, 2001
Page 11


                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                               SEGMENT INFORMATION
                                   (Unaudited)
                                  (In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below:

                                                    Three months ended       Percent
                                                        January 31           increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue:

  Imaging and Printing Systems                   $  5,042     $  5,034              -
  Computing Systems                                 4,921        4,837              2
  IT Services                                       1,891        1,676             13
  Other                                               331          318              4
                                                  --------     --------
     Total Segments                                12,185       11,865
                                                  --------     --------

  Eliminations / Other                               (237)        (192)

     Total HP Consolidated                       $ 11,948     $ 11,673              2
                                                 =========    =========

Earnings from operations:

  Imaging and Printing Systems                   $    644      $   683             (6)
  Computing Systems                                   (19)         190           (110)
  IT Services                                         101          125            (19)
  Other                                               (60)         (28)           114
                                                  --------     --------
     Total Segments                                   666          970
                                                  --------     --------

  Eliminations / Other                                (29)         (18)

     Total HP Consolidated                       $    637      $   952            (33)
                                                 =========     ========



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